Exhibit 99(a)(1)(H)

Blue Owl Technology Income Corp.
Tender Amount Update Request

► Blue Owl Technology Corp. (referred to herein as the “Company” or “OTIC”)

Offer to Repurchase Date: August 26, 2026	Expiration Date: September 30, 2026 at 7:00PM Eastern Time

THIS IS NOT A DUPLICATE REQUEST

To have your previously submitted repurchase request updated, this Tender Amount Update Request form must be received in good order no later than the expiration date listed above (unless the offer is extended). This form will supersede your previously submitted tender request and therefore you should list all shares on this form you wish to have repurchased. This form should not be used to cancel your tender request entirely.

1 | Repurchase Amount Update

By selecting here, the undersigned Shareholder of OTIC hereby agrees to update the tender amount of his, her, or its Shares of OTIC, which the Shareholder submitted by a Tender Authorization form dated August 26, 2026. The undersigned recognizes that upon the timely receipt of this Tender Update Request, properly executed, the tender request will be updated to reflect the below amount.

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	Registered Account Name			OTIC Account Number	Tax ID Number (SSN/EIN)

►	Share Class (Select one)	Class S	Class D	Class I

►	New Share Amount (select one)	Tender All Shares of OTIC

		Partial Tender - Number of Shares			(Note: Dollar amounts are not accepted)

2 | Authorization and Signature of Investors
By signing below, the Investor hereby:
•authorizes OTIC to update the tender request on file; and
•certifies and represents that [he/she/it] has full power, authority, and capacity to execute this Tender Amount Update Request; and the information provided above is true and correct.
Each Investor must sign below:

Investor or Authorized Person Signature	Date

Joint Investor or Authorized Person Signature	Date

Once completed, send to: Email: BlueOwl.Repurchases@sscinc.com Overnight Mail: OCIC c/o DST Systems, Inc. as Processing Agent, 801 Pennsylvania Ave, Suite 219398, Kansas City, MO 64105	Any questions? Email: ServiceDesk@blueowl.com Call: 1-833-OWL-LINE